Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT AGREEMENT (the “Amendment”) modifies certain terms and conditions of the employment agreement dated November 7, 2006 between Stephen J. Hemsley (“Executive”) and UnitedHealth Group Incorporated or an affiliated entity (“UnitedHealth Group”), as amended by that Amendment to Employment Agreement and SERP dated December 31, 2008 (collectively the “Employment Agreement”) for purposes of extending the employment period to December 1, 2014 and revising certain non-competition provisions. Accordingly, notwithstanding anything else to the contrary in the Employment Agreement, Executive’s Employment Agreement is amended, effective December 14, 2010, as follows:

1.	Section 1 of the Employment Agreement is hereby deleted and replaced with the following:

“Employment. UnitedHealth Group agrees to employ Executive, and Executive hereby accepts such employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on the Effective Date and ending on December 1, 2014 (the “Employment Period”), unless sooner terminated in accordance with the terms of this Agreement. The Employment Period shall automatically be extended for successive additional one-year periods on December 1st commencing December 1, 2014 unless either party to this Agreement provides the other party with notice of termination of this Agreement at least sixty (60) days prior to the date on which the Employment Period would be automatically extended for an additional one year.

2.	The first sentence of Section 4(d) of the Employment Agreement is hereby amended to replace the words “then current original four-year period” with the term “Employment Period”.

3.	Section 5(c) is hereby amended to add the following sentence at the end thereof:

“Notwithstanding the terms of any other agreement heretofore or hereafter entered into between the parties relating to non-competition restrictions, to the extent other agreements contain non-competition provisions wherein the scope of the activity restriction (excluding the duration and geographic limitations) are different or inconsistent with the non-competition provisions set out herein, Executive and the Company acknowledge and agree that the scope of the activity restriction in this paragraph 5(c) (excluding the duration and geographic limitations) shall control and replace the scope of activity duration (excluding the duration geographic limitation) in such other agreements.”

Except as expressly set forth in this Amendment, the Employment Agreement remains in full force and effect according to its terms.

UNITEDHEALTH GROUP		STEPHEN J. HEMSLEY

By:	/s/ Richard T. Burke	By:	/s/ Stephen J. Hemsley

Date:	November 24, 2010	Date:	December 14, 2010